UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported) September 24, 2007

COPPER ROAD, INC.

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(Exact name of registrant as specified in its charter)

Nevada	20-5163482
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

598 – 999 Canada Place, Vancouver, British Columbia V6C 3E1

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(Address of principal executive offices including postal code)

604-608-2861

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(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Copper Road, Inc. (the “Company”) has closed a private placement of 25,795,543 shares of common stock to raise a total of $515,910.86. The shares were purchased at a price of $0.02 per share. The Company issued these securities to 17 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions and to three U.S. Accredited Investors (as this term is defined in Regulation D under the 1933 Act). Accordingly, the shares were sold by the Company in transactions exempt from the registration requirements of the 1933 Act pursuant to Rule 506 of Regulation D and in transactions that did not require registration pursuant to Rule 903 of Regulation S. Each subscriber in the United States was an “accredited investor” within the meaning of Rule 501. The remaining subscribers were persons who were not U.S persons as defined in Rule 902.

With respect to the exemption from registration under Regulation S, each non-U.S. subscriber represented to the Company that they were a non-U.S. person as defined in Regulation S. The Company did not engage in any “direct selling efforts” as defined by Rule 902 of Regulation S. Each subscriber represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S.

With respect to the exemption from registration under Regulation D, each U.S. subscriber represented to the Company that they were accredited investors as defined under Rule 501 of Regulation D. Each subscriber represented their intention to acquire the securities for investment only and not with a view toward distribution. All securities issued were endorsed with a restrictive legend confirming that the securities cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunder duly authorized.

COPPER ROAD, INC.

By:

/s/ Darren Hayes

Darren Hayes

President and Director